UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2000

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-31353	88-0404186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 1, 3071 No. 5 Road Richmond, B.C., Canada	V6X 2T4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 718-2188

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

General

On December 31, 2000, we completed the purchase of all of the assets of Second Pharmacy Factory of Yancheng City, ("Second Pharmacy"), a Chinese corporation. The assets were purchased from The People's Government of JianWu County, JiangSu Province, the People's Republic of China. The purchase was completed pursuant to the terms of an Acquisition and Investment Agreement dated September 12, 2000, a copy of which is attached to this report on Form 8K as an exhibit.

In accordance with the Acquisition and Investment Agreement, the purchase price was a total of RMB14,000,000.00 (approximately US $1,690,000.00 based upon current exchange rates), which was paid in cash in two installments, plus assumption of liabilities totaling approximately RMB400,000 (approximately US $48,000). The first cash installment totaling RMB3,000,000.00 (approximately US $362,000) , was paid on September 18, 2000. The second cash installment of RMB11,000,000.00 (approximately US $1,328,000) was paid in two parts, on November 22 and November 28, 2000.

The purchase price for the assets of Second Pharmacy was determined through arms length negotiation with the seller. Neither we, nor any of our officers, directors or affiliates, had any material pre-existing relationship with the seller.

The cash purchase price for the assets of Second Pharmacy was paid on our behalf by Xin Chen, one of our principal shareholders. These payments were part of a total of $5,000,000 US which Mr. Chen paid or advanced on our behalf during the fiscal year ending December 31, 2000. The funds advanced by Mr. Chen were used for a variety of purposes including being used in part for purchase of the assets of Second Pharmacy and in part for purchase of all of the issued and outstanding stock Tian'an Investments Limited, a British Virgin Islands Corporation (which was completed on or about December 21, 2000 and described in a report on Form 8K dated December 21, 2000). The advances made on our behalf by Mr. Chen were initially treated as a loan. However, on December 31, 2000, Mr. Chen agreed to convert his loan to an equity investment, and our Board of Directors authorized the issuance of shares of common stock and warrants to Mr. Chen in full satisfaction of this loan. (See ITEM 5. Other Events).

As more fully described below, the assets of Second Pharmacy consist primarily of an automated assembly line used for the production of various pharmaceutical products. It is our intention, following purchase of these assets, to continue to use them for the production of pharmaceutical products and to seek to expand and improve the operations.

In addition to payment of the initial purchase price of RMB14,000,000 for purchase of the existing assets of Second Pharmacy, the Acquisition and Investment Agreement contemplates that during the next three years we will invest an additional sum of RMB14,000,000 in fixed assets, technological improvements, research and development and marketing in order to improve and expand the operations of Second Pharmacy. In return for our commitment to make this additional capital investment, the seller, The People's Government of JianWu County, JiangSu Province, the People's Republic of China agreed to grant us various incentives, including rent free occupancy of certain new plant space for 50 years, an agreement to refund certain Value Added Tax for 3 years, a 100% exemption from income taxes for three years commencing in 2001, a 50% exemption from income taxes for an additional 3 years thereafter, an exemption from the Industrial and Commercial Administration Charge and other industry fees for one year, and an exemption from a variety of other fees and surcharges during the period that the new plant space is under construction.

Forward Looking Statements

All statements contained in the following description of the business of Second Pharmacy which are not statements of historical fact are what are known as "forward looking statements," which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans," "intends," "will," "hopes," "seeks," "anticipates," "expects," "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of our plans and objectives with respect to the present and future operations of the plant facilities and equipment purchased from Second Pharmacy, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause us to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described below under "Background and Business of Second Pharmacy."

Background and Business of Second Pharmacy

Second Pharmacy Factory of Yancheng City is a medical manufacturing plant located in Jiangsu Province. It was incorporated in 1971 under the laws of China. The factory produces both pharmaceutical active ingredients and pharmaceutical preparations including chemically combined pharmaceutical active ingredients, tablets, capsules, syrups, infusion solutions and tincture solutions. Currently, it produces over 100 products, and is capable of manufacturing North American standard products.

The factory has installed a high quality, high capacity and highly automated assembly line and equipment to expand production capacity and scope. The factory has been honored on several occasions for the quality of its products. Among the honors it has received are the "Excellent Enterprise of Medicine Business in Jiangsu," "the Top Ten Enterprise in Jiangsu," "the Second Star Enterprise of Yancheng," "National Good Credit Products," "Good Quality Products," and "Famous Brand of Yancheng."

The factory area is 20,000 M2, with 15,000 M2 of building space. It employs 410 people,

more than 1/4 of whom are technicians. The Second Factory's fixed assets include an advanced production line, an infusion production line with a capacity of 9 million bottles per year, and a capsule product line capable of producing 5 million capsules per year. It maintains a consistent program of advanced research and development, and its assay center has various testing capabilities and a sound quality assurance system. The Second Factory has four sales departments and four branch offices and its sells product throughout China. It has the capacity and expertise to produce North American products under license.

Following our purchase of the assets of Second Pharmacy, we took control of its business operations. At that time, we appointed Mr. Xin Chen as the new General Manager, but otherwise retained all remaining management employees. It is our intention to use the facilities and employees of Second Pharmacy to continue to produce its current product line and to expand its production to include additional health products. We also intend to expand the research and development operations conducted at the Second Pharmacy facility and to seek to increase the sales volume for the products manufactured at the Second Pharmacy facility by expanding the sales team and linking it with TZF's existing marketing platform.

ITEM 5. Other Events

During the fiscal year ending December 31, 2000, Mr. Xin Chen, who is one of our principal shareholders, and is Chairman of our Board of Directors, advanced a total of $5,000,000 on our behalf. These funds were used in part for purchase of the assets of Second Pharmacy, as described above, and in part for purchase of all of the issued and outstanding stock of Tian'an Investments Limited, a British Virgin Islands Corporation (which was completed on or about December 21, 2000 and described in a report on Form 8K dated December 21, 2000).

The advances made on our behalf by Mr. Chen were initially recorded on our books as a loan. However, on December 31, 2000, we reached an agreement with Mr. Chen to convert this loan to an equity investment through the issuance to him of 10,000,000 shares of common stock and warrants to purchase an additional 10,000,000 shares of common stock at any time during the next two years.

The 10,000,000 shares issued to Mr. Chen in cancellation of his loan were valued at approximately $0.75 CDN per share (or $0.50 US). The warrants issued to Mr. Chen entitle him to purchase up to an additional 10,000,000 shares of common stock at a price of $1.50 CDN per share (approximately $1.00 US per share) at any time prior to December 31, 2001, and at a price of $2.50 CDN per share (approximately $1.67 US per share) at any time during calendar year 2002. The warrants expire if not exercised prior to December 31, 2002.

Prior to the conversion of Mr. Chen's loan to an equity investment, we had a total of approximately 25,657,309 shares of common stock issued and outstanding, of which Mr. Chen owned 5,100,000 shares, or approximately 19.87%. Following the loan conversion, we had a total of approximately 35,657,309 shares issued and outstanding, of which Mr. Chen owned 15,100,000 shares, or approximately 42.35%.

ITEM 7. Financial Statements and Exhibits

a) Financial statements of the business acquired:

i) Independent Accountants' Audit Report

ii) TZF International Herbs (Jiangsu) Co., Ltd. Balance Sheet

iii) TZF International Herbs (Jiangsu) Co., Ltd. Statement of Operations

iv) TZF International Herbs (Jiangsu) Co., Ltd. Statement of Cash Flows

v) TZF International Herbs (Jiangsu) Co., Ltd. Statement of Stockholders' Equity

vi) TZF International Herbs (Jiangsu) Co., Ltd. Statement of Retained Earnings

vii) TZF International Herbs (Jiangsu) Co., Ltd., Notes to Financial Statements, December 31, 2000

(b) Pro forma financial information:

i) Report on Examination of Pro Forma Financial Information

ii) Pro Forma Condensed Consolidated Balance Sheets

iii) Pro Forma Statement of Operations - January 1, 1999 to December 31, 1999

iv) Pro Forma Statement of Operations - January 1, 2000 to September 30, 2000

v) Notes to Unaudited Pro Forma Financial Statements

(c) Exhibits

The following exhibits are incorporated by reference:

2.1 Acquisition and Investment Agreement, dated September 12, 2000, between the Company and The People's Government of JianWu County, JiangSu Province, the People's Republic of China, filed with the Securities and Exchange Commission on January 16, 2001 on Form 8K.

INDEPENDENT ACCOUNTANTS' AUDIT REPORT

No.11/2001 Sheng Peng Co.

To T.Z.F. International Herbs (Jiangsu) Co., Ltd. (formerly Second Pharmacy Factory of Yancheng)

We have audited the accompanying Balance Sheet of T.Z.F. International Herbs (Jiangsu) Co., Ltd. (formerly Second Pharmacy Factory of Yancheng) as of December 31, 2000, and the Statements of Operations, Cash Flows of year 2000. These financial statements are the responsibility of the Company's management. We are the responsibility of auditing comments.

We conducted our audit in accordance with standards established by the China Institute of Certified Public Independent Accountants. During an audit of interim financial information, we randomly complied with applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters under the company real circumstances.

Based on our audit, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with China Enterprise Accounting Principles and China Industry Enterprise Accounting Principles.

Shenzhen Pengcheng Certified Public Accountants

Zhang Guanglu

Shenzhen, China

January 15, 2001

TZF INTERNATIONAL HERBS (JIANGSU) CO., LTD.
BALANCE SHEET
(IN U.S. DOLLARS)

		December 31,	December 31,
		2000	1999
ASSETS

CURRENT ASSETS
Cash and cash equivalents (Note 4)		$1,005,456	$468,905
Accounts receivable		2,456,869	1,518,501
Inventories, at lower of cost or market (Note 4(2))		861,460	964,313
TOTAL CURRENT ASSETS		4,323,785	2,951,719

Long Term Investment, at cost		--	122,334

Fixed Assets, less acumulated depreciation		3,945,998	923,801
TOTAL ASSETS (Subject to Charge)		$8,269,783	$3,997,854

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank loans - secured		$1,095,526	$1,010,883
Accounts payable and accrued		1,748,425	1,772,567
TOTAL CURRENT LIABILITIES		2,843,951	2,783,450

LONG TERM LIABILITIES
Long term debt - secured		306,138	421,137

Stockholders' Equity
Capital with no specific shares assigned to capital raised		3,007,183	74,375
Retained Earnings		2,112,511	718,892
TOTAL STOCKHOLDERS' EQUITY		5,119,694	793,267
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$8,269,783	$3,997,854

Approved on behalf of the Board

	, Director

	, Director

See Notes to Financial Statements and Independent Accountants' Audit Report

TZF INTERNATIONAL HERBS (JIANGSU) CO., LTD.
STATEMENT OF OPERATION
(IN U.S. DOLLARS)

		For the		For the
		Period from		Period from
		January 1,		January 1,
		2000 to		1999 to
		December 31,		December 31,
		2000		1999

REVENUE
Sales		$3,637,046		$3,694,110
Other income		1,101,753		314,389
		4,738,799		4,008,499
COST OF SALES		2,518,320		2,804,155

GROSS PROFIT		2,220,479		1,204,344

OPERATING COSTS
Selling expenses		300,400		335,850
General and administrative expenses		512,960		375,712
Financial expenses		--		117,411
		813,360		828,973
Profit before income tax		1,407,119		375,371
Income Tax		13,500		20,124

Net Profit for the year		$1,393,619		$355,247

Basic Profit Per Share	$	*	$	*

Diluted Profit Per Share	$	*	$	*

Weighted Average Share Outstanding
Basic		*		*
Diluted		*		*

* no specific shares assigned to capital raised.

See Notes to Financial Statements and Independent Accountants' Audit Report

TZF INTERNATIONAL HERBS (JIANGSU) CO., LTD.
STATEMENT OF CASH FLOWS
(IN U.S. DOLLARS)

	For the	For the
	Period from	Period from
	January 1,	January 1,
	2000 to	1999 to
	December 31,	December 31,
	2000	1999

CASH DERIVED FROM (USED FOR)

Operating Activities
Net Profit for the year	$1,393,619	$355,247
Changes is non cash working capital items
Accounts receivable	(938,368)	(902,261)
Inventories	102,853	(365,840)
Accounts payable and accrued	(24,142)	1,115,881
	533,962	203,027
Financing Activities
Capital stock	2,932,808	(18,631)
Bank loans	84,643	139,057
Long term debt	(114,999)	288,126
	2,902,452	408,552
Investing Activities
Long term investment	122,334	(114,393)
Fixed assets	(3,022,197)	(61,428)
	(2,899,863)	(175,821)
Cash and cash equivalents increase during the year	536,551	435,758

Cash and cash equivalents, beginning of the year	468,905	33,147

Cash and cash equivalents, end of the year	$1,005,456	$468,905

See notes to Financial Statements and Independent Auditors' Audit Report

TZF INTERNATIONAL HERBS (JIANGSU) CO., LTD.

STATEMENT OF STOCKHOLDERS' EQUITY

(IN U.S. DOLLARS)

		Capital Stock
			Total
	Number of		Capital	Retained
	Shares	Par Value	Stock	Earnings	Equity

Capital stock and retained earnings
January 1, 1999	*	$74,375	$74,375	$363,645	$438,020

Net profit for the year ended
December 31, 1999		--	--	355,247	355,247

Balance, December 31, 1999		74,375	74,375	718,892	793,267

Capital stock issued during year ended
December 31, 2000		2,932,808	2,932,808	--	2,932,808

Net profit for year ended
December 31, 2000		--	--	1,393,619	1,393,619

Stockholders' equity at
December 31, 2000		$3,007,183	$3,007,183	$2,112,511	$5,119,694

*	no specific number of shares are assigned to capital raised.

See Notes to Financial Statements and Independent Accountants' Audit Report

TZF INTERNATIONAL HERBS (JIANGSU) CO., LTD.
STATEMENT OF RETAINED EARNINGS
(IN U.S. DOLLARS)

	For the	For the
	Period from	Period from
	January 1,	January 1,
	2000 to	1999 to
	December 31,	December 31,
	2000	1999

Balance, Beginning of Year	$718,892	$363,645

Net Profit for the Year	1,393,619	355,247

Balance, End of Year	$2,112,511	$718,892

See notes to Financial Statements and Independent Auditors' Audit Report.

T.Z.F. INTERNATIONAL HERBS (JIANGSU) CO., LTD.

(FORMERLY SECOND PHARMACY FACTOR OF YANCHENG CITY)

Notes to Financial Statements

December 31, 2000

(In U.S. Dollars)

(Audited)

Note 1. ORGANIZATION AND NATURE OF BUSINESS

The Company was formerly Second Pharmacy Factory of Yancheng City. That factory was incorporated under the laws of China in 1971 and owned by China government. Registration number was 3209251100549. Major business includes producing of medicine materials, pill, injection, capsule and preparation.

Pursuant to an investment corporation agreement between T.Z.F. International Herbs Investment Inc., ("BC Company") and Jiangsu Jianhu People's Government dated on September 12, 2000, T.Z.F. International Herbs Investment Inc. purchased the factory. And after closing the transaction the factory name was changed to T.Z.F. International Herbs (Jiangsu) Co., Ltd.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Accounting

"Foreign Investment Enterprise Accounting Principle" applies to this Company in China.

Period of Accounting

Fiscal year end is December 31.

Book-keeping and price calculation principle

Accounting depends on the right and response principle and calculation by historic cost.

Method of local currency and foreign currency

These financial statements have been converted from Chinese currency to the United States Dollar.

Fixed assets and depreciation

Fixed assets are recorded at cost at time of purchase. Depreciation is calculated as follows over the estimated useful life.

Straight-Line Basis Annual Depreciation Rate
Building	4.75%
Mechanical Devices	19%
Shipping Devices	19%
Other Devices	19%

Fixed assets and accumulated depreciation at December 31, 2000, are as follows:

	Cost	Accumulated Depreciation	Net Book Value
Buildings	$ 285,914	$ 52,009	$ 233,905
Mechanical Devices	198,028	44,785	153,243
Shipping Devices	144,649	33,730	110,919
Electronical Devices	35,579	13,260	22,319
Other Devices	60,348	32,309	28,039
	724,518	176,093	548,425
New Building Construction in Progress	1,918,373	--	1,918,373
Other	238,259	--	239,259
Rights of use of land amortized over 50 years	1,239,941	--	1,239,941
	$4,122,091	$ 176,093	$3,945,998

Income recognition

The Company recognize income when the company transfers the risk and return of product ownership and delivers to purchasers.

Note 3. TAXES

Name of Tax	Method of tax	Tax rate
Value increased tax	sales revenue	17%
City approved tax	flow tax	3%
Additional education	flow tax	5%
Income	income tax	33%

Note 4. MAJOR ITEMS NOTES

1. Cash and cash equivalents

December 31,

2000

Cash at bank US$ 5,626

Term deposit US$ 999,830

Total US$ 1,005,456

2. Inventory

December 31,

2000

Finished products US$ 121,681

Packing products US$ 541,738

Material products US$ 61,422

Low cost breakage products US$ 136,619

Total US$ 861,460

REPORT ON EXAMINATION OF PRO FORMA FINANCIAL INFORMATION

To the Directors of T.Z.F. International Investments, Inc.

We have examined the pro forma adjustments reflecting the transaction described in Note 1 and the application of adjustments to the historical amounts in the accompanying pro forma condensed balance sheet of T.Z.F. International Investments, Inc. as of December 31, 2000, and the pro forma condensed statement of income for the year then ended. The historical condensed financial statements are derived from the historical financial statements of T.Z.F. International Investments, Inc., which were audited by us, and of TZF International Herbs (JiangSu) Co. Ltd., which were audited by other accountants, appearing elsewhere herein. Such pro forma adjustments are based upon management's adjustments described in Note 2. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the abovementioned transaction described in Note 1, the related pro forma adjustments give appropriate effect to those adjustments, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet as of December 31, 2000, and the pro forma condensed statement of income for the year then ended.

Moen and Company

Chartered Accountants

February 28, 2001

Vancouver, Canada

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

Pro Forma Condensed Consolidated Balance Sheets

December 31, 2000 (In U.S. Dollars)

	TZF December 31, 2000 (consolidated, excluding TZF Jiangsu and ShenZhen Net)	TZF Jiangsu December 31, 2000 Note 1	TZF Jiangsu Adjustments	Pro Forma Consolidated December 31, 2000
ASSETS
Current Assets
Cash and cash equivalents	$246,261	$1,005,456		$$1,251,717
Accounts receivable	1,956,489	2,456,869		4,413,358
Advance to TZF Net
Prepaid expenses and deposits	11,424	-		11,424
Subscriptions receivable	406,434	-		406,434
Inventories, at lower cost or market	371,149	861,460		1,232,609
TOTAL CURRENT ASSETS	2,991,757	4,323,785		7,315,542
Investment in acquisitions	4,877,092	-	(1,786,591)	3,090,501
Fixed assets	1,852,424	3,945,998		5,798,422
Intangible Assets	4,066,186	-		4,066,186
Goodwill, at cost	147,177	-		147,177
TOTAL ASSETS	$13,934,636	$8,269,783	$(1,786,591)	$20,417,828
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank loans - secured	$483,676	$1,095,526		$1,579,202
Accounts payable and accrued	268,559	1,748,425		2,016,984
Management fees payable	150,004	-		150,004
Due to related parties, unsecured, non-interest bearing, with no specific terms of repayment	515,053	-		515,053
TOTAL CURRENT LIABILITIES	1,417,292	2,843,951		4,261,243
Long-term liabilities
Long-term debt	-	306,138		306,138
Deferred liabilities - pension	212,562	-		212,562
	212,562	306,138		518,700
TOTAL LIABILITIES	1,629,854	3,150,089		4,779,943
Stockholders' Equity
Capital stock authorized - 100,000,000 common shares at $0.0001 par value; issued35,897,309 common shares (1999 - 1,600,000 shares) - par value	3,590	3,007,183	(3,007,183)	3,590
Paid-in capital in excess of par value of stock	11,892,840		3,333,103	15,225,943
Retained earnings (deficit) accumulated during the development stage	403,969	2,112,511	(2,112,511)	403,969
Cumulative translation	4,383			4,383
	12,304,782	5,119,694	(1,786,591)	15,637,885
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	13,934,636	8,269,783	(1,786,591)	20,417,828

See Notes to Pro Forma Financial Statements

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

Unaudited Pro Forma Statement of Operations

Relating to Acquisition of TZF JiangSu (In U.S. Dollars)

	TZF - for the period Jan. 1, 1999 to Dec. 31, 1999	TZF JiangSu - for the period Jan. 1, 1999 to Dec. 31, 1999	Pro Forma - for the period Jan. 1, 1999 to Dec. 31, 1999
REVENUE
Sales	$ -	$3,704,958	$3,704,958
Other income	$ -	314,389	314,389
Interest income	956	-	956
	956	4,019,347	4,020,303
Less: sales tax	-	(10,848)	(10,848)
	956	4,008,499	4,009,455
Cost of sales	-	(2,804,155)	(2,804,155)
Gross Profit	956	1,204,344	1,205,300
Operating costs
Selling expenses	-	335,850	335,850
Financial expenses	-	117,411	117,411
General and administrative expenses	8,471	375,712	384,183
	8,471	828,973	837,444
Profit (loss) before income tax	(7,515)	375,371	367,856
Income tax	-	20, 124	20,124
Net profit (loss)	$(7,515)	$355,247	$355,247
Net profit per share			$0.06
Weighted average shares outstanding			6,000,000

See Notes to Pro Forma Financial Statements

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

Unaudited Pro Forma Statement of Operations

Relating to Acquisition of TZF JiangSu (In U.S. Dollars)

	TZF - for the period Jan. 1, 2000 to Sep. 30, 2000	TZF JiangSu - for the period Jan. 1, 2000 to Dec. 31, 2000	Pro Forma - for the period Jan. 1, 2000 to Dec. 31, 2000
REVENUE
Sales	$1,868,276	$3,637,046	$5,505,322
Other income	227,464	1,101,753	1,329,217
	2,095,740	4,738,799	6,834,539
Cost of Sales	887,649	2,518,320	3,405,969
Gross Profit	1,208,091	2,220,479	3,428,570
Operating costs
Selling expenses		300,400	300,400
General and administrative expenses	543,092	512,960	1,056,052
Stock based compensation	252,400		252,400
	795,492	813,360	1,608,852
Profit (loss), before income tax	412,599	1,407,119	1,819,718
Income tax		13,500	13,500
Net profit (loss)	$412,599	$1,393,619	$1,806,218
Net profit per share			$0.11
Weighted average shares outstanding			17,717,212

See Notes to Pro Forma Financial Statements

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

(A Development Stage Company)

Notes to Unaudited Pro Forma Financial Statements

Note 1. Business Transaction - TZF Jiangsu

On December 31, 2000, the BC Company completed the purchase of T.Z.F. International Herbs

(Jiangsu) Co. Ltd. ("TZF Jiangsu") (formerly Second Pharmacy Factory of Yancheng City),

("Second Pharmacy"), a Chinese corporation. The purchase was completed pursuant to the terms of an Acquisition and Investment Agreement dated September 12, 2000.

In accordance with the Acquisition and Investment Agreement, the purchase price was a total of RMB 14,000,000.00 (US$1,786,591), which was paid in cash in two installments, plus assumption of liabilities totaling approximately RMB 400,000 (approximately US$48,000). The first cash installment totaling RMB 3,000,000.00 (approximately US$362,000), was paid on September 18, 2000. The second cash installment of RMB 11,000,000.00 (approximately US$1,376,591) was paid in two parts, on November 22 and November 28, 2000.

The purchase price for the assets of TZF Jiangsu was determined through arms length negotiation with the seller.

The cash purchase price for the assets of TZF Jiangsu was paid on behalf of the BC Company by Xin Chen, one of the principal shareholders.

Assets and liabilities of TZF Jiangsu at December 31, 2000, were as follows:

Assets
Cash and cash equivalents	$1,005,456
Accounts receivable, trade	1,675,847
Short-term loans	701,927
Inventories	79,095
Construction in progress	861,460
Fixed assets, net of amortization	1,918,374
Fixed assets, other	548,421
Rights of use of land - 50 years	239,261
1,239,942
8,269,783
Liabilities
Accounts payable, trade	913,669
Accounts payable, others	350,001
Taxes payable	389,934
Payroll and payroll deductions payable	94,821
Long-term liabilities	306,138
Bank loans	1,095,526
3,150,089
Net assets	5,119,694
Gain - Negative goodwill on acquisition added to paid-in capital in these financial statements	3,333,103
Total cash payments on acquisition	$1,786,591

Note 2. Accounting Adjustments to Pro Forma Balance Sheet

Descriptions to accounting adjustments are as follows:

1. Acquisition of TZF Jiangsu for cash

2. Eliminations on consolidation.

Note 3. Accounting by Purchase Method

The abovementioned acquisition will be accounted for as a purchase, with the assets acquired and the liabilities assumed recorded at fair values and the result of operations of TZF International Herbs (JiangSU) Co. Ltd. are included in the Company's financial statements from the date of acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

By:/S/ CHUNG YU

Chung Yu, President, Chief Executive Officer, and a Director

By: /S/ XIN CHEN

Xin Chen, Chairman of the Board

By: /S/ HONG LI

Hong Li, a Director

By: /S/ ROBERT S. HALLAM

Robert S. Hallam, a Director

By: /S/ CHUN SHENG GUO

Chun Sheng Guo, a Director

By: /S/ QING LIU

Qing Liu, Vice President and a Director

Date: June 18, 2001